UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2003

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

750 State Highway 121 Bypass, Suite 170 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

On May 5, 2003, U.S. Home Systems, Inc. (Nasdaq: USHS) entered into a Business Advisory, Stockholder and Financial Community Relations Agreement (the “Advisory Agreement”) with Bibicoff & Associates, Inc., a Sherman Oaks, California based firm (“Bibicoff”). Bibicoff has been engaged by the Company to provide, on a non-exclusive basis, representation of the Company in areas of stockholder and financial community relations and business advisory services (“Services”). The Services may include preparation and assistance with investor presentations, introduction to capital conferences, the identification and evaluation of financing transactions and introductions to broker/dealers, research analysts and investment bankers.

The Advisory Agreement is for a one-year term and may be terminated by either party at the end of ten months provided the terminating party gives 60-days written notice to the other party of its intent to early terminate the agreement prior to the end of the tenth month of the term. Pursuant to the terms of the agreement, the Company has agreed to pay Bibicoff a monthly advisory fee of $10,000 per month. The maximum advisory fees to be paid to Bibicoff during the term of the Advisory Agreement will be $110,000 unless the agreement is sooner terminated.

Also on May 5, 2003, the Company entered into a Stock Purchase Agreement with Bibicoff. Pursuant to the Stock Purchase Agreement, Bibicoff purchased in a private transaction 50,000 restricted shares of the Company’s common stock (the “Shares”) for $275,000 or $5.50 per share. The purchase price was paid by delivering to the Company $50.00 in cash and a Promissory Note payable to the Company in the principal amount of $274,950. Interest under the Promissory Note is payable quarterly at the one-year London Interbank Offered Rate (LIBOR). The Note is due and payable on May 1, 2005, or 60 calendar days after the effective date of a registration statement which includes the Shares, whichever date shall first occur. The Note is secured with the Shares. Additionally, Harvey Bibicoff, the President of Bibicoff, has personally guaranteed the payment of the Note.

The Stock Purchase Agreement also grants to Bibicoff piggy-back registration rights for the Shares subject to certain conditions as set forth in the Stock Purchase Agreement.

The Stock Purchase Agreement further provides for the right of the Company to repurchase the Shares for $5.55 per share or an aggregate of $277,500 at any time and for any reason until 5:00 p.m. Dallas, Texas time on January 31, 2004 when the option will expire. As consideration for the grant of the option by Bibicoff to the Company, the Company paid to Bibicoff $0.20 per share or an aggregate of $10,000 for the option. The Stock Purchase Agreement contained warranties and representations by Bibicoff and the Company consistent with a private securities transaction. There were no brokers or underwriters involved in this transaction and no commissions or finder’s fees were paid.

On May 9, 2003, the Company had issued and outstanding 6,504,371 shares of $0.001 par value common stock.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits.    The following exhibits are filed with this report:

Exhibit Number	Description of Exhibit

10.32	Business Advisory, Stockholder and Financial Community Relations Agreement dated May 5, 2003 by and between Bibicoff & Associates, Inc. (“Bibicoff”) and U.S. Home Systems, Inc. (“U.S. Home”).

10.33	Stock Purchase Agreement dated May 5, 2003 by and between Bibicoff and U.S. Home (without Exhibits).

10.34	Secured Promissory Note dated May 5, 2003 in the principal amount of $274,950 payable to U.S. Home by Bibicoff.

10.35	Stock Pledge Agreement dated May 5, 2003 by and between Bibicoff and U.S. Home.

10.36	Guaranty dated May 5, 2003 signed by Harvey Bibicoff guaranteeing the payment of the $274,950 Note by Bibicoff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on May 9, 2003 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Murray H. Gross President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit

10.32	Business Advisory, Stockholder and Financial Community Relations Agreement dated May 5, 2003 by and between Bibicoff & Associates, Inc. (“Bibicoff”) and U.S. Home Systems, Inc. (“U.S. Home”).

10.33	Stock Purchase Agreement dated May 5, 2003 by and between Bibicoff and U.S. Home (without Exhibits).

10.34	Secured Promissory Note dated May 5, 2003 in the principal amount of $274,950 payable to U.S. Home by Bibicoff.

10.35	Stock Pledge Agreement dated May 5, 2003 by and between Bibicoff and U.S. Home.

10.36	Guaranty dated May 5, 2003 signed by Harvey Bibicoff guaranteeing the payment of the $274,950 Note by Bibicoff.

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